                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          DATE OF REPORT: MAY 29, 2001


                      WASHINGTON GROUP INTERNATIONAL, INC.

                         Commission File Number 1-12054

                             A Delaware corporation

                   IRS Employer Identification No. 35-0565601

                     720 PARK BOULEVARD, BOISE, IDAHO 83729

                                  208/386-5000

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On May 14, 2001, Washington Group International, Inc. and several of its direct and indirect subsidiaries (collectively, the "Debtors") filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code (the "Cases") in the United States Bankruptcy Court for the District of Nevada in Reno (the "Bankruptcy Court"). A list of the Debtors is filed herewith as
Exhibit 99.1 and incorporated herein by this reference.

The Cases have been assigned to Judge Gregg W. Zive and designated as consolidated case number BK-N-01-31627. The Cases have been consolidated for procedural purposes only and are being administered jointly pursuant to an order entered on May 14, 2001. Each of the Debtors continues to operate its business and manage its property as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. See the press release dated May 14, 2001 filed herewith as Exhibit 99.2 and incorporated herein by this reference. Additional information on the Cases, including copies of documents filed with, and orders of, the Bankruptcy Court, may be obtained at the Bankruptcy Court's website, which can be accessed through a hyperlink located at Washington Group's website: http://www.wgint.com. No information from Washington Group's website or the Bankruptcy Court's website is incorporated into, or is a part of, this current report.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 14, 2001, Washington Group announced that a group of lenders led by Credit Suisse First Boston had agreed to provide a debtor-in-possession financing facility (the "DIP Facility") to fund Washington Group's ongoing operating needs during its financial restructuring. On May 14, 2001, the Bankruptcy Court approved the DIP Facility on an interim basis. Under the order, the Debtors may obtain $150 million of the amount available under the DIP Facility prior to the final hearing on the facility, which is scheduled for June 13, 2001. The DIP Facility may be increased to $350 million under certain terms, conditions and lender commitments. For additional information, see the press releases dated May 14, 2001 and May 17, 2001, filed herewith as Exhibits 99.2 and 99.3, respectively, and incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b)  Exhibits.

     The following exhibits are filed as part of this report:

          EXHIBIT NUMBER      DESCRIPTION
          --------------      -----------
               99.1           List of Debtors

               99.2           Press Release dated May 14, 2001

               99.3           Press Release dated May 17, 2001


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        WASHINGTON GROUP INTERNATIONAL, INC.

May 29, 2001                            By: /s/ Craig G. Taylor
                                            ----------------------
                                            Craig G. Taylor
                                            Secretary



                                      -3-